GUARANTY

(Continuing Debt - Unlimited)

DATE AND PARTIES. The date of this Guaranty is December 21, 2010. The parties and their addresses are:

LENDER:
PLAINSCAPITAL BANK
2911 Turtle Creek Blvd Ste 1300
Dallas, TX 75219
Telephone: (214) 252-4000

BORROWER:
MILLER PETROLEUM, INC.
a Tennessee Corporation
9051 Executive Park Dr. Ste 103
Knoxville, TN 37923

GUARANTOR:
SCOTT BORUFF
3651 Baker Highway
Huntsville, TN 37756

1. DEFINITIONS. As used in this Guaranty, the terms have the following meanings:

A. Pronouns. The pronouns "I", "me" and "my" refer to all persons or entities signing this Guaranty, individually and together. "You" and "your" refer to the Lender.

B. Note. "Note" refers to the document that evidences the Borrower's indebtedness, and any extensions, renewals, modifications and substitutions of the Note.

C. Property. "Property" means any property, real, personal or intangible, that secures performance of the obligations of the Note, Debt, or this Guaranty.

2. SPECIFIC AND FUTURE DEBT GUARANTY. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce you, at your option, to make loans or engage in any other transactions with the Borrower from time to time, I absolutely and unconditionally agree to all terms of and guaranty to you the payment and performance of each and every Debt, of every type, purpose and description that the Borrower either individually, among all or a portion of themselves, or with others, may now or at any time in the future owe you, including, but not limited to the following described Debt(s) including without limitation, all principal, accrued interest, attorneys' fees and collection costs, when allowed by law, that may become due from the Borrower to you in collecting and enforcing the Debt and all other agreements with respect to the Borrower.

A promissory note or other agreement, No. 3017993, dated December 21, 2010, from Miller Petroleum, Inc. (Borrower) to you, in the amount of $5,000,000.00.

In addition, Debt refers to debts, liabilities, and obligations of the Borrower (including, but not limited to, amounts agreed to be paid under the terms of any notes or agreements securing the payment of any debt, loan, liability or obligation, overdrafts, letters of credit, guaranties, advances for taxes, insurance, repairs and storage, and all extensions, renewals, refinancings and modifications of these debts) whether now existing or created or incurred in the future, due or to become due, or absolute or contingent, including obligations and duties arising from the terms of all documents prepared or submitted for the transaction such as applications, security agreements, disclosures, and the Note.

You may, without notice, apply this Guaranty to such Debt of the Borrower as you may select from time to time.

3. EXTENSIONS. I consent to all renewals, extensions, modifications and substitutions of the Debt which may be made by you upon such terms and conditions as you may see fit from time to time without further notice to me and without limitation as to the number of renewals, extensions, modifications or substitutions.

4. UNCONDITIONAL LIABILITY. I am unconditionally liable under this Guaranty, regardless of whether or not you pursue any of your remedies against the Borrower, against any other maker, surety, guarantor or endorser of the Debt or against any Property. You may sue me alone, or anyone else who is obligated on this Guaranty, or any number of us together, to collect the Debt. My liability is not conditioned on the signing of this Guaranty by any other person and further is not subject to any condition not expressly set forth in this Guaranty or any instrument executed in connection with the Debt. My obligation to pay according to the terms of this Guaranty shall not be affected by the illegality, invalidity or unenforceability of any notes or agreements evidencing the Debt, the violation of any applicable usury laws, forgery, or any other circumstances which make the indebtedness unenforceable against the Borrower. I will remain obligated to pay on this Guaranty even if any other person who is obligated to pay the Debt, including the Borrower, has such obligation discharged in bankruptcy, foreclosure, or otherwise discharged by law.

5. BANKRUPTCY. If a bankruptcy petition should at any time be filed by or against the Borrower, the maturity of the Debt, so far as my liability is concerned, shall be accelerated and the Debt shall be immediately payable by me. I acknowledge and agree that this Guaranty, and the Debt secured hereby, will remain in full force and effect at all times, notwithstanding any action or undertakings by, or against, you or against any Property, in connection with any obligation in any proceeding in the United States Bankruptcy Courts. Such action or undertaking includes, without limitation, valuation of Property, election of remedies or imposition of secured or unsecured claim status upon claims by you, pursuant to the United States Bankruptcy Code, as amended. In the event that any payment of principal or interest received and paid by any other guarantor, borrower, surety, endorser or co-maker is deemed, by final order of a court of competent jurisdiction, to have been a voidable preference under the bankruptcy or insolvency laws of the United States or otherwise, then my obligation will remain as an obligation to you and will not be considered as having been extinguished.

6. REVOCATION. I agree that this is an absolute and unconditional Guaranty. I agree that this Guaranty will remain binding on me, whether or not there are any Debts outstanding, until you have actually received written notice of my revocation or written notice of my death or incompetence. Notice of revocation or notice of my death or incompetence will not affect my obligations under this Guaranty with respect to any Debts incurred by or for which you have made a commitment to Borrower before you actually receive such notice, and all renewals, extensions, refinancings, and modifications of such Debts. I agree that if any other person signing this Guaranty provides a notice of revocation to you, I will still be obligated under this Guaranty

until I provide such a notice of revocation to you. If any other person signing this Guaranty dies or is declared incompetent, such fact will not affect my obligations under this Guaranty.

7. PROPERTY. I agree that any Property may be assigned, exchanged, released in whole or in part or substituted without notice to me and without defeating, discharging or diminishing my liability. My obligation is absolute and your failure to perfect any security interest or any act or omission by you which impairs the Property will not relieve me or my liability under this Guaranty. You are under no duty to preserve or protect any Property until you are in actual or constructive possession. For purposes of this paragraph, you will only be in "actual" possession when you have physical, immediate and exclusive control over the Property and have accepted such control in writing. Further, you will only be deemed to be in "constructive" possession when you have both the power and intent to exercise control over the Property.

8. DEFAULT. I will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me, Borrower, or any co-signer, endorser, surety or guarantor of this Guaranty or any Debt.

C. Death or Incompetency. I die or am declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Guaranty.

E. Other Documents. A default occurs under the terms of any other document relating to the Debt.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

M. Insecurity. You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Guaranty or that the prospect for payment or performance of the Debt is impaired for any reason.

9. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers. In addition, to the extent permitted by law, I consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to the Debt or this Guaranty.

(1) You may renew or extend payments on the Debt, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property.

(4) You, or any institution participating in the Debt, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of the Debt to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that Borrower is authorized to modify the terms of the Debt or any instrument securing, guarantying or relating to the Debt.

(7) You may undertake a valuation of any Property in connection with any proceedings under the United States Bankruptcy Code concerning Borrower or me, regardless of any such valuation, or actual amounts received by you arising from the sale of such Property.

(8) I agree to consent to any waiver granted the Borrower, and agree that any delay or lack of diligence in the enforcement of the Debt, or any failure to file a claim or otherwise protect any of the Debt, in no way affects or impairs my liability.

(9) I agree to waive reliance on any anti-deficiency statutes, through subrogation or otherwise, and such statutes in no way affect or impair my liability. In addition, until the obligations of Borrower to Lender have been paid in full, I waive any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any other right I may have to enforce any remedy which you now have or in the future may have against Borrower or another guarantor or as to any Property.

Any Guarantor who is an "insider," as contemplated by the United States Bankruptcy Code, 11 U.S.C. 101, as amended, makes these waivers permanently. (An insider includes, among others, a director, officer, partner, or other person in control of Borrower, a person or an entity that is a co-partner with Borrower, an entity in which Borrower is a general partner, director, officer or other person in control or a close relative of any of these other persons.) Any Guarantor who is not an insider makes these waivers until all Debt is fully repaid.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in the Debt instruments, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

C. Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

10. REMEDIES. After the Borrower or I default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Guaranty immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any documents relating to the Debt.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on default.

D. Payments Made on the Borrower's Behalf. Amounts advanced on the Borrower's behalf will be immediately due and may be added to the balance owing under the Debt.

E. Termination. You may terminate my rights to obtain advances or other extensions of credit by any of the methods provided in this Guaranty.

F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Guaranty against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Guaranty" means the total amount to which you are entitled to demand payment under the terms of this Guaranty at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Debt, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

11. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after the occurrence of an Event of Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Guaranty or any other document relating to the Debt. To the extent permitted by law, expenses include, but are not limited to, reasonable attorneys' fees, court costs and other legal expenses. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

12. WARRANTIES AND REPRESENTATIONS. I have the right and authority to enter into this Guaranty. The execution and delivery of this Guaranty will not violate any agreement governing me or to which I am a party.

In addition, I represent and warrant that this Guaranty was entered into at the request of the Borrower, and that I am satisfied regarding the Borrower's financial condition and existing indebtedness, authority to borrow and the use and intended use of all Debt proceeds. I further represent and warrant that I have not relied on any representations or omissions from you or any information provided by you respecting the Borrower, the Borrower's financial condition and existing indebtedness, the Borrower's authority to borrow or the Borrower's use and intended use of all Debt proceeds.

13. RELIANCE. I acknowledge that you are relying on this Guaranty in extending credit to the Borrower, and I have signed this Guaranty to induce you to extend such credit. I represent and warrant to you that I have a direct and substantial economic interest in the Borrower and expect to derive substantial benefits from any loans and financial accommodations resulting in the creation of indebtedness guarantied hereby. I agree to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions in the manner as previously described in this Guaranty if at any time, in my opinion, the benefits then being received by me in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty. You may rely conclusively on a continuing warranty that I continue to be benefited by this Guaranty and you will have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty will be effective and enforceable by you without regard to the receipt, nature or value of any such benefits.

14. APPLICABLE LAW. This Guaranty is governed by the laws of Texas, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

15. AMENDMENT, INTEGRATION AND SEVERABILITY. This Guaranty may not be amended or modified by oral agreement. No amendment or modification of this Guaranty is effective unless made in writing and executed by you and me. This Guaranty is the complete and final expression of the agreement. If any provision of this Guaranty is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16. ASSIGNMENT. If you assign any of the Debts, you may assign all or any part of this Guaranty without notice to me or my consent, and this Guaranty will inure to the benefit of your assignee to the extent of such assignment. You will continue to have the unimpaired right to enforce this Guaranty as to any of the Debts that are not assigned. This Guaranty shall inure to the benefit of and be enforceable by you and your successors and assigns and any other person to whom you may grant an interest in the Debts and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Guaranty.

18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Guarantor will be deemed to be notice to all Guarantors. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Guaranty and to confirm your lien status on any Property. Time is of the essence.

19. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND, TO THE EXTENT PERMITTED BY LAW, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. SIGNATURES. By signing, I agree to the terms contained in this Guaranty. I also acknowledge receipt of a copy of this Guaranty.

Wolters Kluwer Financial Services ©1996, 2010 Bankers Systems™

GUARANTOR:

Scott Boruff
Individually

Wolters Kluwer Financial Services ©1996, 2010 Bankers Systems™